EXHIBIT 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL DATA

(In thousands of dollars, except per share data)

In December 2019, Citizens & Northern Corporation (C&N), along with Covenant Financial, Inc. (Covenant) announced the signing of an Agreement and Plan of Merger. In July 2020, the Corporation and Covenant announced the completion of the merger as of July 1, 2020. Covenant was the parent company of Covenant Bank, a commercial bank with offices in Bucks County, Pennsylvania, and Chester County, Pennsylvania. Under the terms of the Agreement and Plan of Merger, Covenant merged into C&N, and Covenant Bank merged into C&N’s wholly-owned subsidiary, Citizens & Northern Bank.

The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to the merger. The unaudited pro forma combined condensed consolidated balance sheet combines the historical information of C&N and Covenant as of June 30, 2020 and assumes the merger was completed on that date. The unaudited pro forma combined condensed consolidated income statement combines the historical financial information of C&N and Covenant and gives effect to the merger as if it had been completed as of January 1, 2019 and carried forward through the interim period presented. The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition had the merger been completed on the date described above, nor is it necessarily indicative of the results of operations in future periods or the future financial condition and results of operations of the combined entities. The financial information should be read in conjunction with the accompanying notes to the unaudited pro forma combined condensed consolidated financial information. Certain reclassifications have been made to Covenant historical financial information to conform to C&N’s presentation of financial information.

The actual value of C&N’s common stock recorded as consideration in the merger is based on the average of the high and low trading price of C&N’s common stock on July 1, 2020, which is the merger completion date. For purposes of the pro forma financial information, the fair value of C&N’s common stock issued in connection with the merger was $20.32 per share.

The pro forma financial information includes estimated adjustments, including adjustments to record Covenant’s assets and liabilities at their respective fair values, and represents C&N’s pro forma estimates based on available fair value information as of the date of the merger agreement.

The pro forma adjustments are subject to change as additional information becomes available. The final allocation of the purchase price will be determined after a more thorough analysis has been completed to determine the fair value of Covenant’s assets and liabilities. Changes in the estimated fair values of the net assets as compared with the information presented in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact C&N’s statements of income due to adjustments in amortization of the adjusted assets and liabilities. Also, any adjustments to Covenant’s stockholders’ equity will change the purchase price allocation, which may result in an adjustment to the amount of goodwill recorded. The final adjustments may vary materially from the adjustments reflected in the unaudited pro forma financial information herein.

C&N’s management estimates $8.0 million of pre-tax merger-related expenses will be incurred, including $287,000 in 2019, $1.1 million in the first six months of 2020 and the rest over the final two quarters of 2020. Estimated and historical merger-related expenses include severance and employee retention expenses, system conversion costs, professional fees and other expenses. Estimated merger-related expenses are excluded from the unaudited pro forma combined condensed consolidated statements of income presented herein except for historical expenses incurred in 2019 and the six-month period ended June 30, 2020. C&N’s management expects the merger will provide the combined company with financial benefits that include reduced operating expenses. The unaudited pro forma combined condensed consolidated financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue, and accordingly does not attempt to predict or suggest future results. Also, the unaudited pro forma combined condensed consolidated statements of income presented herein do not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with C&N’s historical consolidated financial information and related notes, which are contained in C&N’s 10-Q for the three-month and six-month periods ended June 30, 2020, Covenant’s audited financial statements for the year ended December 31, 2019 which were included in C&N’s Form S-4 filed on April 7, 2020, and Covenant’s unaudited financial statements for the six-month period ended June 30, 2020 which appear elsewhere in this document.

Unaudited Pro Forma Condensed Consolidated Balance Sheets

As of June 30, 2020

	C&N	Covenant	Pro Forma	Pro Forma	Note
(In Thousands)	Historical	Historical	Adjustments	Combined	Reference
ASSETS
Cash and due from banks:
Noninterest-bearing	$24,075	$81,412	$(22,357)	$83,130	(1)
Interest-bearing and federal funds sold	53,567	16,380		69,947
Total cash and due from banks	77,642	97,792	(22,357)	153,077
Held-to-maturity securities	0	1,000		1,000
Available-for-sale debt securities, at fair value	332,188	9,868		342,056
Marketable equity security	1,003	0		1,003
Loans held for sale	1,258	0		1,258

Loans receivable	1,241,413	472,012	(5,012)	1,708,413
Allowance for loan losses	(11,026)	(3,884)	3,884	(11,026)
Loans, net	1,230,387	468,128	(1,128)	1,697,387	(2)

Bank-owned life insurance	18,843	11,170		30,013
Accrued interest receivable	6,326	1,922		8,248
Bank premises and equipment, net	18,332	3,341		21,673
Foreclosed assets held for sale	1,593	950		2,543
Core deposit intangibles, net	1,123	0	4,800	5,923	(3)
Goodwill	28,388	0	19,320	47,708	(4)
Other assets	28,383	13,972	(75)	42,280	(5)
TOTAL ASSETS	$1,745,466	$608,143	$560	$2,354,169

LIABILITIES
Deposits:
Noninterest-bearing	$353,707	$107,473		$461,180
Interest-bearing	1,027,471	372,373	1,950	1,401,794	(6)
Total deposits	1,381,178	479,846	1,950	1,862,974
Borrowed funds	87,308	62,700	1,275	151,283	(7)
Subordinated debt	6,500	10,000	91	16,591	(8)
Other liabilities	14,689	11,408		26,097
TOTAL LIABILITIES	1,489,675	563,954	3,316	2,056,945
TOTAL STOCKHOLDERS' EQUITY	255,791	44,189	(2,756)	297,224	(9)
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$1,745,466	$608,143	$560	$2,354,169

The accompanying notes are an integral part of these unaudited financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheets

(1) The pro forma reduction in noninterest-bearing cash and due from banks includes funds required for the cash portion of the merger consideration ($21.9 million) and estimated net additional Covenant expenses of $0.5 million including severance and similar expenses, costs associated with technology integration, professional fees based on successful completion of the merger and income tax benefits associated with stock options triggered by the merger.

(2) The pro forma estimate of the fair value of Covenant’s loans is based on a preliminary analysis by C&N’s management including a market rate adjustment, a credit fair value adjustment on loans not identified as specifically impaired and an adjustment on loans purchased with identified credit impairment (purchased credit impaired, or PCI). The market rate adjustment represents the impact of movement in interest rates, irrespective of credit adjustments, compared to the contractual rates of the acquired loans. The credit adjustment on non-impaired loans represents changes in credit quality of the underlying borrowers from loan inception to the acquisition date. The credit adjustment on PCI loans is non-accretable and represents the portion of the loan balances that have been identified as uncollectible for each loan. The following table presents the preliminary fair value adjustment to the amortized cost of loans acquired at July 1, 2020:

(In Thousands)
Gross amortized cost at acquisition	$472,012
Market rate adjustment	6,688
Credit fair value adjustment on non-credit impaired loans (accretable)	(10,000)
Credit fair value adjustment on PCI loans (non-accretable)	(1,700)
Estimated fair value of acquired loans	$467,000

C&N is in the process of updating this analysis of the fair value of loans as of the merger completion date, including updated assessments of credit quality and the impact of changes in interest rates.

(3) C&N’s estimate of the fair value of the core deposit intangible was determined based on financial, economic, market and other conditions as of the merger date.

(4) The pro forma amount of goodwill recorded from the merger is calculated as the fair value of consideration paid by C&N, less amounts allocated to fair value of assets acquired and liabilities assumed, summarized as follows (in thousands):

Estimated transaction value		$63,287
Covenant's stockholders' equity at June 30, 2020	44,189
Purchase accounting adjustments:
Loans	(1,128)
Core deposit intangibles	4,800
Deposits	(1,950)
Borrowed funds	(1,275)
Subordinated debt	(91)
	356
Adjustment to net deferred tax asset	(75)
	281
Covenant's estimated merger-related expenses, net	(503)
Covenant's stockholders' equity, as adjusted		43,967
Estimated allocation to goodwill		$19.320

(5) The pro forma adjustment to other assets represents an adjustment to the carrying value of the net deferred tax asset resulting from the fair value adjustments to the carrying values of loans, core deposit intangible assets, deposits, borrowed funds and subordinated debt, as described herein, assuming a tax rate of 21%.

(6) The pro forma adjustment to deposits reflects differences in interest rates, based on comparison of rates on Covenant’s time deposits to recent market rates as of the merger date for terms corresponding with the maturity dates of Covenant’s time deposits.

(7) The pro forma adjustment to borrowed funds reflects differences in interest rates, based on comparison of rates on Covenant’s advances from the Federal Home Loan Bank of Pittsburgh (FHLB) to current FHLB rates as of the merger date for terms corresponding with the maturity dates of Covenant’s advances.

(8) The pro forma adjustment to subordinated debt reflects differences in interest rates, based on comparison of rates on Covenant’s subordinated debt issuances with the rates on recent issuances of subordinated debt of comparable size by other similar-sized banking companies.

(9) The pro forma adjustment to stockholders’ equity includes the estimated value of equity-based merger consideration issued by C&N ($41.4 million), reduced by the elimination of Covenant’s stockholders’ equity ($44.2 million).

Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Year Ended December 31, 2019

	C&N	Covenant	Pro Forma	Pro Forma	Note
(Dollars In Thousands, Except Per Share Data)	Historical	Historical	Adjustments	Combined	Reference
INTEREST INCOME
Interest and fees on loans	$55,212	$22,051	697	$77,960	(1)
Interest and dividend income on securities	9,045	434		9,479
Other interest income	514	1,246		1,760
Total interest and dividend income	64,771	23,731	697	89,199
INTEREST EXPENSE
Interest on deposits	8,190	5,131	(1,801)	11,520	(2)
Interest on borrowed funds and subordinated debt	2,093	2,095	(801)	3,387	(3)
Total interest expense	10,283	7,226	(2,602)	14,907
Net interest income	54,488	16,505	3,299	74,292
Provision for loan losses	849	460		1,309
Net interest income after provision for loan losses	53,639	16,045	3,299	72,983
NONINTEREST INCOME
Trust and financial management revenue	6,106	0		6,106
Brokerage revenue	1,266	0		1,266
Service charges on deposit accounts	5,358	344		5,702
Interchange revenue from debit card transactions	2,754	0		2,754
Net gains from sale of loans	924	0		924
Increase in cash surrender value of life insurance	402	262		664
Other noninterest income	2,474	43		2,517
Sub-total	19,284	649	0	19,933
Realized gains on available-for-sale debt securities, net	23	0		23
Total noninterest income	19,307	649	0	19,956
NONINTEREST EXPENSE
Compensation and employee benefits	26,481	7,761		34,242
Occupancy and equipment expense	3,918	909		4,827
Data processing expenses	3,403	653		4,056
Pennsylvania shares tax	1,380	397		1,777
Professional fees	1,069	437		1,506
Merger-related expenses:
Monument Bancorp, Inc. transaction	3,812			3,812
Covenant transaction	287	380		667
Other noninterest expense	9,187	1,734	960	11,881	(4)
Total noninterest expense	49,537	12,271	960	62,768
Income before income tax provision	23,409	4,423	2,339	30,171
Income tax provision	3,905	861	491	5,257	(5)
NET INCOME	$19,504	$3,562	$1,848	$24,914
EARNINGS PER COMMON SHARE - BASIC	$1.46	$0.81		$1.62
EARNINGS PER COMMON SHARE - DILUTED	$1.46	$0.79		$1.61

Weighted-average Shares Outstanding:
Basic	13,298,736	4,400,342	(2,352,523)	15,346,555	(6)
Diluted	13,321,559	4,527,193	(2,479,374)	15,369,378	(6)
Net Income Attributable to Common Shares	$19,404	$3,562	$1,848	$24,814

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Six Months Ended June 30, 2020

	C&N	Covenant	Pro Forma	Pro Forma	Note
(Dollars In Thousands, Except Per Share Data)	Historical	Historical	Adjustments	Combined	Reference
INTEREST INCOME
Interest and fees on loans	$29,506	$10,714	198	$40,418	(1)
Interest and dividend income on securities	3,922	190		4,112
Other interest income	122	297		419
Total interest and dividend income	33,550	11,201	198	44,949
INTEREST EXPENSE
Interest on deposits	3,939	2,152	(102)	5,989	(2)
Interest on borrowed funds and subordinated debt	1,083	921	(251)	1,753	(3)
Total interest expense	5,022	3,073	(353)	7,742
Net interest income	28,528	8,128	551	37,207
Provision for loan losses	1,352	100		1,452
Net interest income after provision for loan losses	27,176	8,028	551	35,755
NONINTEREST INCOME
Trust and financial management revenue	3,044	0		3,044
Brokerage revenue	676	0		676
Service charges on deposit accounts	2,081	150		2,231
Interchange revenue from debit card transactions	1,449	0		1,449
Net gains from sale of loans	1,879	0		1,879
Increase in cash surrender value of life insurance	202	126		328
Other noninterest income	1,478	37		1,515
Total noninterest income	10,809	313	0	11,122
NONINTEREST EXPENSE
Compensation and employee benefits	14,361	3,554		17,915
Occupancy and equipment expense	2,078	442		2,520
Data processing expenses	2,058	339		2,397
Pennsylvania shares tax	845	224		1,069
Professional fees	843	152		995
Merger-related expenses - Covenant transaction	1,124	141		1,265
Other noninterest expense	5,001	967	384	6,352	(4)
Total noninterest expense	26,310	5,819	384	32,513
Income before income tax provision	11,675	2,522	167	14,364
Income tax provision	2,071	576	35	2,682	(5)
NET INCOME	$9,604	$1,946	$132	$11,682
EARNINGS PER COMMON SHARE - BASIC	$0.70	$0.44		$0.74
EARNINGS PER COMMON SHARE - DILUTED	$0.70	$0.42		$0.74

Weighted-average Shares Outstanding:
Basic	13,697,617	4,400,434	(2,352,615)	15,745,436	(6)
Diluted	13,705,733	4,609,150	(2,561,331)	15,753,552	(6)
Net Income Attributable to Common Shares	$9,550	$1,946	$132	$11,628

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

(1)	The pro forma adjustment to income on loans reflects C&N management’s preliminary estimate of the effect of fair value adjustments including a market rate adjustment and a credit fair value adjustment on non-credit impaired loans. The market rate adjustment represents the impact of movement in interest rates, irrespective of credit adjustments, compared to the contractual rates of the acquired loans. The credit adjustment represents changes in credit quality of the underlying borrowers from loan inception to the acquisition date. The market rate and credit adjustments are amortized into interest income over the estimated lives of the loans. At July 1, 2020, C&N management estimated the average life of the acquired loans to be 2.5 years. For the year ended December 31, 2019, the pro forma impact of the market rate adjustment is a reduction in interest income of $2.7 million, while the pro forma impact of the credit adjustment is an increase in interest income of $3.4 million. For the six months ended June 30, 2020, the pro forma impact of the market rate adjustment is a reduction in interest income of $1.0 million, while the pro forma impact of the credit adjustment is an increase in interest income of $1.2 million.

(2)	The pro forma adjustment to interest expense on deposits reflects differences in interest rates, based on comparison of rates on Covenant’s time deposits to recent market rates for maturity dates corresponding to the maturity dates of Covenant’s time deposits. This fair value adjustment is amortized into interest expense over the estimated remaining life of the applicable time deposits, which have a weighted-average remaining life of slightly less than 1 year.

(3)	The pro forma adjustment to interest expense on borrowed funds and subordinated debt includes differences attributable to interest rates, based on comparison of rates on Covenant’s advances from the FHLB to current FHLB rates as of the merger date for terms corresponding to the maturity dates of Covenant’s advances. This fair value adjustment is amortized into interest expense over the remaining life of the applicable advances with a weighted-average remaining life of 1.4 years. This pro forma adjustment also includes differences attributable to interest rates, based on comparison of rates on Covenant’s subordinated debt issuances with the rates on recent issuances of subordinated debt of comparable size by other similar-sized banking companies, amortizable over the remaining period until the call dates with a weighted-average period until callable of 1.2 years.

(4)	The pro forma adjustment to noninterest expense reflects amortization of the core deposit intangible asset. Amortization of the core deposit intangible asset is based on the estimated useful life of each applicable category of core deposit – checking, savings and money market deposits – with amortization for each category based on accelerated methods consistent with account run-off assumptions.

(5)	The pro forma adjustments to the income tax provision reflect an assumed tax rate of 21%.

(6)	Represents additional shares issued by C&N, net of Covenant shares exchanged, in the merger.